                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                KN Energy, Inc.
                (Name of Registrant as Specified In Its Charter)

                                KN Energy, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                                              K N Energy, Inc.
   LOGO                                                       370 Van Gordon
                                                              Street
                                                              P.O. Box 281304
                                                              Lakewood,
                                                              CO 80228-8304
                                                              (303) 989-1740

                                                              CHARLES W.
                                                              BATTEY
                                                              Chairman of the
                                                              Board

                                                               February 25, 1994

FELLOW SHAREHOLDER:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Rocky Room of the Company's corporate headquarters located at 370 Van Gordon Street, Lakewood, Colorado 80228, on Thursday, March 24, 1994, at 10:00 A.M., Mountain Standard Time.

  You are requested to read carefully the accompanying Notice of Meeting and Proxy Statement which contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of three directors for terms of three years each and "FOR" the approval of the K N Energy, Inc. Long-Term Incentive Plan, including reservation of 700,000 shares of Company Common Stock to be used in accordance with such plan. As is the past, in the election of directors, you may vote for all persons nominated by the Board by checking the box marked "For all nominees listed below". If you do not wish to vote for all of the persons nominated, draw a line through the name of any nominee for whom you do not wish to vote.

  To be sure that your shares will be voted, whether or not you plan to attend the meeting in person, please complete, sign, date and mail the accompanying Proxy in the enclosed return envelope promptly. If you then do attend the meeting, your Proxy will be returned to you if you wish to vote in person.


                                          Very truly yours,
                                          /s/ C W Battey
                                          Charles W. Battey
                                          Chairman of the Board

                                K N ENERGY, INC.
                             370 Van Gordon Street
                                P.O. Box 281304
                            Lakewood, CO 80228-8304
                                 (303) 989-1740

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The annual meeting of shareholders of K N Energy, Inc. will be held in the Rocky Room of the Company's corporate headquarters located at 370 Van Gordon Street, Lakewood, Colorado 80228, on Thursday, March 24, 1994, at 10:00 A.M., Mountain Standard Time, for the following purposes:

  1. To elect three directors to terms of three years each.

  2. To consider and vote on a proposal to approve the 1994 K N Energy, Inc. Long-Term Incentive Plan.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Accompanying this Notice of Annual Meeting is a form of Proxy, a Proxy Statement, and a copy of the Company's 1993 Annual Report to Shareholders. The 1993 Annual Report to Shareholders is not to be considered part of the proxy soliciting material.

  Only shareholders of record at the close of business on February 1, 1994, are entitled to vote at the meeting.

  A complete list of the shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting at the Company's offices at 370 Van Gordon Street, Lakewood, Colorado 80228.

  Shareholders who do not intend to be present at the meeting in person are requested to date and sign the enclosed Proxy and mail it in the enclosed envelope which does not require postage if mailed within the United States.

IMPORTANT:

  PLEASE MARK AND DATE THE PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR THEREON. IF STOCK IS HELD JOINTLY, SIGNATURE SHOULD INCLUDE BOTH NAMES. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, CUSTODIANS, CORPORATE OFFICERS AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

                                          William S. Garner, Jr.
                                             Secretary

Lakewood, Colorado
February 25, 1994

                                K N ENERGY, INC.
                             370 Van Gordon Street
                                P.O. Box 281304
                            Lakewood, CO 80228-8304
                                 (303) 989-1740

                                                               February 25, 1994

                                PROXY STATEMENT

- --------------------------------------------------------------------------------

ANNUAL MEETING OF SHAREHOLDERS

- --------------------------------------------------------------------------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of K N Energy, Inc. (the "Company" or "K N") of proxies for use at the annual meeting of shareholders of the Company to be held at 10:00 A.M. MST on March 24, 1994, at 370 Van Gordon Street, Lakewood, Colorado, and at any adjournment of such meeting.

  Proxies may be revoked at any time before they are voted. Revocation may be effected in any of the following ways: (i) by instruction to the Secretary reasonably indicating the shareholder's desire to revoke an existing proxy;
(ii) by appropriately signing and returning to the Company a proxy with a more recent date than that of the proxy first given; or (iii) by signing and returning a floor ballot at the meeting of shareholders.

  The Proxy Statement and form of Proxy will be first mailed to the shareholders on or about February 25, 1994.

SHARES OUTSTANDING

- --------------------------------------------------------------------------------
  On February 1, 1994, the Company had outstanding the following shares of capital stock: 5,000 shares of Class A $8.50 Cumulative Preferred Stock, 70,000 shares of Class A $5.00 Cumulative Preferred Stock, 28,576 shares of Class B
$8.30 Cumulative Preferred Stock and 15,154,632 shares of Common Stock. Each share of Preferred and Common Stock has one vote and all shares vote as one class for all matters to come before the meeting. The holders of a majority of the issued and outstanding shares of the Company who are entitled to vote at the meeting must be present at the meeting, in person or represented by proxy, so that a quorum may be present for the transaction of business.

  Only shareholders of record at the close of business on February 1, 1994, are entitled to vote at the meeting. If a quorum is present at the meeting (i) the three nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors and (ii) the 1994 K N Energy, Inc. Long-Term Incentive Plan and any other matters submitted to a vote of the shareholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes. The By-laws require that directors be elected by written ballot.

  As a matter of policy, proxies, ballots, and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

  The Proxyholders, who are Messrs. Charles W. Battey, Larry D. Hall and William S. Garner, Jr., will vote the shares covered by proxies received by them with a view to causing the three nominees named herein to be elected as members of the Company's Board of Directors and in accordance with the directors' recommendations on all other matters. A shareholder may, in the manner set forth on the enclosed proxy card, instruct the Proxyholders not to vote that shareholder's shares for any of the named nominees or for approval of the 1994 Long-Term Incentive Plan.

ELECTION OF DIRECTORS

- --------------------------------------------------------------------------------
  The Restated Articles of Incorporation of the Company provide for a Board of Directors of no fewer than nine nor more than fourteen members, divided into three classes of as nearly an equal number as possible, the directors in each class being elected for three years. There are currently ten authorized positions on the Board of Directors. Messrs. David W. Burkholder, Jordan L.
Haines and William J. Hybl have been nominated for reelection as Class I directors. Mr. Stewart A. Bliss was elected to fill the vacant authorized Class III directorship in November 1993. Class III Directors will stand for election by shareholders in 1996.

  Proxies will be voted, unless authority to vote is withheld by the shareholder, for the election of Messrs. Burkholder, Haines and Hybl to serve until the 1997 annual meeting of shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, proxies may be voted for such other person or persons as shall be determined by the Proxyholders in their discretion. Proxies cannot be voted by the Proxyholders for more than the number of nominees named, which is three persons.

  The name of each nominee for election as a director at this meeting and of each director whose term of office will continue after the meeting, and each individual's business experience, year first elected as director, beneficial ownership of Company Common Stock, age and relationship to the Company are as follows:

                                COMPANY
                                 SHARES
                       YEAR   BENEFICIALLY
                      FIRST   OWNED AS OF
                     ELECTED  FEBRUARY 1,         POSITIONS HELD
                        AS        1994           WITH THE COMPANY     OTHER BUSINESS EXPERIENCE
       NAME          DIRECTOR (1) (2) (3)  AGE AND SUBSIDIARIES (4)    DURING PAST 5 YEARS (4)
- ------------------------------------------------------------------------------------------------
NOMINEES FOR ELECTION FOR TERM OF 3 YEARS EXPIRING IN 1997 (CLASS
 I)
- ------------------------------------------------------------------------------------------------
David W. Burkholder    1984      10,961     51       Director       President of Will Feed, Inc.
                                                                    (cattle feeding), Willow Is-
                                                                    land, Nebraska; President of
                                                                    Island Dehy Company, Inc.
                                                                    (alfalfa dehydration),
                                                                    Cozad, Nebraska; and Presi-
                                                                    dent of Consolidated Blend-
                                                                    ers, Inc. (alfalfa dehydra-
                                                                    tion), Hastings, Nebraska.
Jordan L. Haines       1983      12,877     66       Director       Director of Fourth Financial
                                                                    Corporation (bank holding
                                                                    company), Wichita, Kansas
                                                                    (retired as Chairman, 1991);
                                                                    Director of The Coleman Com-
                                                                    pany (manufacturer outdoor
                                                                    equipment); Director of
                                                                    Southern Pacific Rail Corp.
William J. Hybl        1988       4,800     51       Director       Chairman and Chief Executive
                                                                    Officer (1989-present),
                                                                    President and Chief Operat-
                                                                    ing Officer (1983-1989) and
                                                                    Trustee of El Pomar Founda-
                                                                    tion (charitable founda-
                                                                    tion), Colorado Springs,
                                                                    Colorado; Vice Chairman and
                                                                    Director of Broadmoor Hotel,
                                                                    Inc., Colorado Springs, Col-
                                                                    orado; Director of Bank One
                                                                    of Colorado, Denver, Colora-
                                                                    do; and President, United
                                                                    States Olympic Committee
                                                                    (1991-1992).

                                COMPANY
                                 SHARES
                       YEAR   BENEFICIALLY
                      FIRST   OWNED AS OF
                     ELECTED  FEBRUARY 1,         POSITIONS HELD
                        AS        1994           WITH THE COMPANY     OTHER BUSINESS EXPERIENCE
       NAME          DIRECTOR (1) (2) (3)  AGE AND SUBSIDIARIES (4)    DURING PAST 5 YEARS (4)
- ---------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1996 (CLASS III)
- ---------------------------------------------------------------------------------------------------------
Stewart A. Bliss       1993       1,150     60       Director       Consultant, Denver, Colora-
                                                                    do; Chief of Staff, Gover-
                                                                    nor's Office, State of Colo-
                                                                    rado, Denver, Colorado
                                                                    (1987-1993).
Robert H. Chitwood     1990       9,000     63       Director       President, R.H. Chitwood
                                                                    Company (oil and gas produc-
                                                                    tion, investments and petro-
                                                                    leum consulting), Tulsa,
                                                                    Oklahoma.
Howard P. Coghlan      1981      12,918     66       Director       Senior Partner, Coghlan,
                                                                    Crowson & Fitzpatrick, At-
                                                                               torneys at Law; and Direc-
                                                                    tor, Longview Bank & Trust
                                                                    Co. and Longview Financial
                                                                    Corp. (1983-1993), all of
                                                                    Longview, Texas.
- ---------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1995 (CLASS II)
- ---------------------------------------------------------------------------------------------------------
Charles W. Battey      1971      67,868     61 Chairman and Chief
                                               Executive Officer
                                               (1989-present) and
                                               Director; Director
                                               and officer of some
                                               subsidiaries
Robert B. Daugherty    1983      78,615     72 Director             Chairman of the Board and
                                                                    Director of Valmont Indus-
                                                                    tries, Inc. (manufacturer of
                                                                    products for the electrical
                                                                    industry, producer of mecha-
                                                                    nized irrigation equipment),
                                                                    Valley, Nebraska; Director,
                                                                    Peter Kiewit Sons' Co. (con-
                                                                    tracting, mining and manu-
                                                                    facturing), Omaha, Nebraska.
Larry D. Hall          1984      36,401(5)  51 President and Chief
                                               Operating Officer
                                               (May 1988-present),
                                               and Director;
                                               Director and officer
                                               of some
                                               subsidiaries.
H.A. True, III         1991       3,900     51 Director             Partner, True Companies (en-
                                                                    ergy, agriculture and fi-
                                                                    nancing), Casper, Wyoming.

- --------
(1) No director owns any Preferred Stock of the Company or more than 1 percent of the outstanding shares of Common Stock. In making the computations required in connection with the preceding statement, with respect to any director who held options to purchase shares of the Common Stock exercisable within 60 days of February 1, 1994, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following directors: Mr. Battey, 27,750 shares; Mr. Bliss, 1,000 shares; Mr. Burkholder, 750 shares; Mr. Chitwood, 3,750 shares; Mr. Coghlan, 9,231 shares; Mr. Daugherty, 7,500 shares; Mr. Haines, 9,346 shares; Mr. Hall, 14,250 shares; Mr. Hybl, 4,500 shares; and Mr. True, 3,750 shares.
(2) Unless otherwise indicated, the directors have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors and their respective spouses, if any.
(3) All shares have been adjusted to reflect the three-for-two stock split which was declared on August 10, 1993 and distributed on October 4, 1993 to common shareholders of record on September 15, 1993.
(4) All of these persons have held such positions for at least five years unless otherwise indicated.
(5) Includes 139 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power.

RELATIONSHIP BETWEEN CERTAIN DIRECTORS AND THE COMPANY

- --------------------------------------------------------------------------------

  In 1993 the law firm of Coghlan, Crowson & Fitzpatrick in Longview, Texas, of which Mr. Howard Coghlan, a director of the Company, is a partner, served as counsel for the Company and several of its subsidiaries in a small number of instances relating to operations in Texas and in certain litigation. The Company anticipates that the relationship will continue in 1994.

  Mr. David W. Burkholder, a director of the Company, is a director, officer and 10 percent owner of Consolidated Blenders, Inc., Island Dehy, Inc., Western Alfalfa, Shofstall Alfalfa and Cozad Cattle Feeders (collectively, the "Burkholder Companies"). The Burkholder Companies purchased gas from the Company pursuant to year-to-year contracts at an industrial rate that is the same for all alfalfa dehydration customers in Nebraska. Further, in 1993 subsidiaries of K N sold gas to the Burkholder Companies on the spot market and transported gas for the Burkholder Companies for compensation. During 1993, the Burkholder Companies paid K N and its subsidiaries a total of $351,697 under such gas purchase and transportation arrangements. Similar contracts may be entered into by the Company and some of its subsidiaries with the Burkholder Companies in the future.

  No family relationships exist between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

DIRECTOR AND COMMITTEE MEETINGS

- --------------------------------------------------------------------------------

  The Board of Directors met six times during 1993. During 1993, all directors attended 100 percent of the aggregate meetings of the Board of Directors and committees thereof on which they served.

  During 1993, the Audit Committee was composed of Messrs. Bliss, Burkholder, Chitwood, Coghlan, Hybl (Chairman) and True. It met three times in 1993. The duties of the Audit Committee include recommendation of the independent auditor for selection by the Board of Directors, review of the arrangements and scope of the independent auditor's examination, review of the findings and recommendation of the independent auditor and internal auditors concerning internal accounting procedures and controls, review of professional services rendered by the independent auditor and review of the independence of the auditor in regard to the Company and its management.

  The Compensation Committee during 1993 was composed of Messrs. Daugherty (Chairman), Haines and Hybl. It met four times in 1993. The duties of the Compensation Committee are set forth in the Compensation Committee Report below.

  The Executive Committee during 1993 was composed of Messrs. Battey, Daugherty, Haines and Hall. It met once in 1993.

  The Board of Directors does not presently have a separate nominating committee, but develops nominations as a whole. Pursuant to the Company's By-laws, shareholders may nominate candidates for the Board of Directors by notifying the Company at its principal executive offices of the name of such candidate and by furnishing other required information at least forty days before the shareholders meeting at which such election will be held. See "Date for Receipt of Shareholder Proposals" below.

DIRECTOR COMPENSATION

- --------------------------------------------------------------------------------

  A Director (except a current employee) receives a retainer of $20,000 per year plus a fee of $1,500 per day for each meeting attended. Members of the Audit, Compensation and Executive Committees also receive a fee of $1,500 per day for each committee meeting attended on a day other than that of a Board meeting. Directors who are full-time employees of the Company receive no additional compensation in their capacity as Director. All Directors are reimbursed for reasonable travel and other expenses incurred in attending all meetings. Directors who are not also employees or officers may elect to defer until age 65, and/or until such Director retires from the Board, all or any portion of their compensation pursuant to the Deferred Compensation Plan for Outside Directors which was adopted by the Company effective May 1, 1984, or the 1987 Directors' Deferred Fee Plan effective May 1, 1987.

  Directors who are not also employees participate in the 1992 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Within 30 days after the election to the Company's Board of Directors of any person who is not a salaried employee of the Company, the committee of the Board of Directors which administers the Directors Plan is required to grant to that person an option to purchase a number of shares of Common Stock of the Company equal to 1,000 times the number of years in the term to which he is elected. If any person is elected by the Board of Directors to fill an unexpired term or vacancy on the Board of Directors, the committee is required, within 30 days of the election, to grant to that person an option for a number of shares equal to 1,000 for each twelve-month period of such term plus 1,000 for any fraction of a twelve-month period. Options may be granted at not less than 100 percent of the fair market value of the Common Stock on the date of grant and expire 10 years from the date of grant. Options granted pursuant to the Directors Plan are not intended to qualify as incentive stock options. The options become exercisable in one-third increments annually over the succeeding three-year period. In 1993, options to purchase 4,500 shares were granted to Messrs. Chitwood and Coghlin at an exercise price of $23.25 per share (adjusted to reflect the Company's three-for-two stock split which occurred on August 10, 1993 and was distributed on October 4, 1993 to common shareholders of record on September 15, 1993). Options to purchase 3,000 shares were granted to Mr. Bliss at an exercise price of $28.00 per share (granted after the three-for-two stock split occurred).

  Non-employee Directors who were elected prior to 1992 received grants under the 1982 Stock Option Plan for Non-Employee Directors (the "1982 Plan"). Grants are no longer being made out of the 1982 Plan. The terms of the 1982 Plan are identical to the Directors Plan, except that the participants were granted options to purchase the number of shares equal to 500 (rather than 1,000) times the number of years or partial years in the term to which he was elected.

BOARD RECOMMENDATION

- --------------------------------------------------------------------------------

  The Board of Directors recommends a vote FOR each of the Director nominees.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

- --------------------------------------------------------------------------------

  The Compensation Committee of the Board of Directors is composed entirely of three independent non-employee directors: Mr. Daugherty, Committee Chairman, Mr. Haines and Mr. Hybl. There are no interlocking relationships among these directors and K N.

  The Compensation Committee is responsible for setting and administering the policies which govern both annual compensation and long-term compensation of executive officers. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

COMPENSATION COMPONENTS AND PHILOSOPHY

  Annual executive compensation is principally comprised of salary and incentive cash awards. It is the philosophy of the Company that annual compensation of its executive officers and other key employees should be directly and materially tied to operating performance. To achieve this objective, annual executive compensation decisions are weighted towards cash incentives payable on the basis of performance. The Company also believes that long-term executive compensation should be tied to operating performance. Grants of incentive stock options have been the principal component of long-term executive compensation.

  Recently, the Compensation Committee has reassessed the Company's long-term executive compensation plans, and it and the Board of Directors have approved the 1994 Long-Term Incentive Plan. This plan, if approved by the shareholders, would give the Compensation Committee the flexibility to grant both non-qualified and incentive stock options, restricted stock awards, stock appreciation rights and other stock-based awards. This new plan is more thoroughly described below.

  Because the Company's executive compensation currently falls far below $1,000,000, the Compensation Committee does not have a policy regarding qualifying compensation paid to executive officers for deductibility under
Section 162(m) of the Internal Revenue Code. Section 162(m) limits the Company's tax deduction for all compensation paid to certain executive officers in any one year to $1,000,000. However, the Compensation Committee will consider the need to develop such a policy annually in connection with its ongoing review of executive compensation.

BASE SALARY

  Salary decisions are also based on achievement of both personal and company-wide performance objectives as well as recommendations for salary ranges developed from data obtained through surveys of comparable companies. The types of performance objectives considered when making salary decisions are the same as those described in the discussion below titled Executive Incentive Plan. Salary recommendations are prepared annually by the compensation consultants William M. Mercer Incorporated, and are done to ensure that Company salaries remain competitive and reasonable in the industry.

INCENTIVE STOCK OPTIONS

  Stock options granted under the Company's Incentive Stock Option Plans comprise the Company's chief long-term executive compensation. Stock options were granted to certain executive officers during 1993, but were not granted in 1992. Incentive Stock Options are granted to meet certain corporate objectives, including to encourage contributions by executive officers to key corporate and operating goals, to show confidence and high expectations that the judgment, initiative and efforts of executive officers will result in the Company's success and to align the interests of executive officers with shareholder interests. Decisions concerning the granting of options are directly related to performance-based objectives. The Compensation Committee believes the proposed 1994 Long-Term Incentive Plan, which provides for grants of both incentive and non-qualified stock options, will enhance the Compensation Committee's ability to meet the Company's objectives of attracting and retaining well qualified individuals to serve as executive officers and key employees.

PROFIT SHARING PLAN

  Executive officers, along with all other employees who meet certain requirements regarding length of employment and full-time status, are eligible to participate in the Company's Employee Retirement Fund Trust Profit Sharing Plan ("Profit Sharing Plan"). Contributions to the Profit Sharing Plan are based on the Company's financial performance.

EXECUTIVE INCENTIVE PLAN

  The Compensation Committee annually approves an Executive Incentive Plan ("Incentive Plan"), which provides the means for determining and paying at-risk executive cash awards. The first Incentive Plan was established in 1989, and was designed with the help of William M. Mercer Incorporated.

  The Incentive Plan contains detailed criteria for the evaluation of performance by executive officers. Particular emphasis is placed on performance oriented objectives, financial measures, cost control measures and other measures linked to strategic objectives designed to improve existing performance, management effectiveness, productivity, safety, cost control, service levels and efficiencies to clearly benefit customers and, thereby, shareholders. Target objectives are set for corporate performance and for division and personal objectives. Examples of financial objectives in the 1993 Incentive Plan include results against budgeted earnings and return on common equity. Examples of operating goals in the 1993 Incentive Plan include completion of major projects in an efficient, timely fashion, within budget or at a cost savings; meeting and maintaining high safety standards; completion and successful implementation and integration of business transactions; and the successful restructuring of the Company consistent with Federal Energy Regulatory Commission Order No. 636.

  Prior to January 31 of each year, the Compensation Committee designates executive officer participants in the Incentive Plan for that year. Participation in one year does not guarantee participation in following years. Participants are assigned to levels of eligibility, based on their degree of responsibility for corporate-wide results.

  The Incentive Plan is designed to keep individuals focused on their specific tasks while working as a team. In all cases, at least 50% of each participant's incentive compensation opportunity is based upon the Company's overall results. Depending upon the individual's position, the mix of corporate and division/personal performance objectives can range from 50% corporate and 40% division/personal to 90% corporate and 10% division/personal (and 100% corporate for the Chief Executive Officer). The amount of incentive compensation paid under an Incentive Plan is based upon actual achievements in a combination of corporate-wide, division and personal goals.

  The Company's executive officers were very successful against the established objectives in the 1991 Incentive Plan. This success was reflected in the individual incentive pay-outs reflected in the Bonus column of the Summary Compensation Table set forth herein. The Company's 1992 operating results did not meet certain of the 1992 financial objectives due to unprecedented unfavorable weather. Thus, the incentive payments for 1992 reflected in the Bonus column of the Summary Compensation Table were significantly lower, reflecting the failure to meet certain of these objectives. Payments under an Incentive Plan are made in March of the following year, after financial results are finalized and an evaluation can be made as to each participant's success in meeting objectives. Therefore, no definitive Incentive Plan payout information is available for 1993. However, the Company's 1993 operating results exceeded the Company's 1993 financial objectives, despite a wet, cool summer which significantly decreased the Company's irrigation gas sales. Thus, the incentive payments for 1993 will reflect the success of the Company in meeting its objectives.

  The 1994 Long-Term Incentive Plan, which is described below, will supplement the annual Incentive Plans.

CHIEF EXECUTIVE OFFICER COMPENSATION

  As indicated, the Company's executive compensation program, both annual and long-term, is based in large part upon business performance. Annual incentive compensation for the Chief Executive Officer depends entirely upon the overall performance of the Company. His long-term compensation from stock options and his salary level are likewise largely dependent upon Company performance. The Compensation Committee pays particularly close attention to the performance of the Chief Executive Officer, meeting without his presence to evaluate his success in achieving the corporate objectives in each year. Since the 1992 operating results did not meet objectives, the chief executive officer did not receive an incentive payment for 1992. The 1993 operating results, however, exceeded the Company's objectives, and the Chief Executive Officer's incentive compensation will reflect this successful Company-wide performance.

                                          Compensation Committee of
                                          the Board of Directors

                                          Mr. Robert B. Daugherty (Chairman)
                                          Mr. Jordan L. Haines
                                          Mr. William J. Hybl

EXECUTIVE COMPENSATION

- --------------------------------------------------------------------------------

  The following table sets forth information regarding compensation during the last three fiscal years of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                       ANNUAL COMPENSATION      LONG-TERM COMPENSATION AWARDS
   NAME AND           --------------------- -------------------------------------
   PRINCIPAL                                SECURITIES UNDERLYING    ALL OTHER
   POSITION      YEAR SALARY($) BONUS($)(1)   OPTIONS(#)(3)(4)    COMPENSATION($)
   ---------     ---- --------- ----------- --------------------- ---------------
Charles W.
 Battey          1993 $264,584      (2)               0               $11,416(5)
 Chairman/CEO    1992 $242,499    $  0                0               $20,515(6)
                 1991 $219,996    $95,000             0                   --
Larry D. Hall    1993 $236,335      (2)               0               $10,064(7)
 President/COO   1992 $223,750    $30,000             0               $19,335(8)
                 1991 $219,996    $75,000             0                   --
Leland L. Hurst  1993 $137,919      (2)             2,250             $   642(9)
 Sr. V.P. Ops    1992 $135,000    $17,000             0               $ 6,448(10)
                 1991 $133,752    $30,000           3,000                 --
E. Wayne
 Lundhagen       1993 $133,754      (2)             4,500             $   594(11)
 V.P. Fin/Acctg  1992 $125,000    $12,000             0               $ 5,870(12)
                 1991 $123,753    $35,000           3,000                 --
S. Wesley Haun   1993 $133,754      (2)             4,500             $   599(13)
 V.P.Mkt/Supply  1992 $123,003    $17,000             0               $ 5,818(14)
                 1991 $115,251    $36,000           3,000                 --

- --------
 (1) The Company has no permanent long-term cash incentive plans. Instead, the Compensation Committee of the Board of Directors reviews the advisability of an executive cash incentive plan on an annual basis as discussed in the Report of the Compensation Committee on Executive Compensation contained herein. Amounts earned under such annual cash incentive plans are actually paid in the year following the year in which they were earned; however such amounts are reflected in the table in the year in which such amounts were earned. Cash incentive awards for 1993 will not be awarded until early March 1994 and are unknown at this time.
 (2) While cash incentive awards for 1993 are unknown at this time, it is clear that the Company's 1993 operating results will exceed the Company's financial objectives. Therefore, the incentive payments for Mr. Battey, as Chief Executive Officer, and Mr. Hall, Mr. Hurst, Mr. Lundhagen and Mr. Haun will reflect the Company's success in meeting these objectives.
 (3) These options were granted under the Company's Incentive Stock Option Plans at an exercise price of 100% of the fair market value of the Common Stock as of the date of grant, are exercisable within 10 years from the respective dates of grant, and vest over a four or five-year period.
 (4) All option shares have been adjusted to reflect the three-for-two stock split which was declared on August 10, 1993 and distributed on October 4, 1993 to common shareholders of record on September 15, 1993.
 (5) Mr. Battey's 1993 earnings under the All Other Compensation column will include an amount earned under the Company's Employees Retirement Fund Trust Profit Sharing Plan ("Profit Sharing Plan"). Under the provisions of the Company's Profit Sharing Plan (a defined contribution plan) established in 1945, the Company contributes annually the lesser of an amount equal to 10 percent of the annual eligible compensation of eligible employees, excluding bonuses, or 10 percent of net income as defined by the plan. All full-time employees who have completed two years of service, as defined by the plan, are participants. Amounts allocated to an employee's plan account vest immediately. Benefits are generally only payable on termination or retirement. Amounts earned under the Profit Sharing Plan are actually paid in the year following the year in which they were earned; however, once such amounts are known, they will be reflected in the table in the year in which such amounts were earned. Earnings for 1993 under the Profit Sharing Plan will not be distributed until early March 1994 and are unknown at this time. The Company also paid $1,188 in term life and accidental death and dismemberment insurance premiums on behalf of Mr. Battey. In addition, Mr. Battey elected to receive deferred compensation from the Company while he served as an outside, non-employee director of the Company. Interest applicable to Mr. Battey's deferred compensation exceeded 120% of market interest rates in 1993 and totalled $10,228.
 (6) Mr. Battey's earnings for 1992 under the Profit Sharing Plan were $10,430 which is reflected in the 1992 All Other Compensation column.
 (7) Mr. Hall's 1993 earnings under the All Other Compensation column will include an amount he earned under the Company's Executive Benefit Equalization Plan. Effective January 1, 1987, the Company established its Executive Benefit Equalization Plan as a response to Section 415 of the Internal Revenue Code of 1986 (the "Code"), which may limit the contributions to and benefits payable from the Company's Retirement Plan and Trust Agreement for Non-Bargaining Employees, the Profit Sharing Plan, and the 401(k) Retirement Savings Plan (collectively the "retirement plans") in certain circumstances. It is the Company's intent to equalize contributions and/or benefits so no participant in the retirement plans is adversely affected by the limitations of Code Section 415. Any participant in the retirement plans whose contribution to or benefit from such plans is less than that which the contribution or benefit would have been had no limitation been imposed under Code Section 415 may become a participant in this plan. The plan is discretionary, unfunded and any benefits are paid solely from the Company's general assets. To date, Mr. Hall has been the only employee who has been subject to the Section 415 limitations. In 1993 Mr. Hall earned $8,994 to equalize the 401(k) portion of the benefits. A portion of funds have been directed to be invested in Company Stock and, while no shares have actually been purchased at this time, such investment would equal 212 shares (on an after-stock split basis). Amounts to equalize the Profit Sharing Plan benefits are actually accounted for in the year following the year in which they were earned; however once such amounts are known they will be reflected in the table in the year in which such amounts were earned. Profit Sharing Plan benefits earned for 1993 under the Executive Benefit Equalization Plan will not be accounted for until early March 1994 and are unknown at this time. The Company also paid $1,070 in term life and accidental death and dismemberment insurance premiums on behalf of Mr. Hall.
 (8) Mr. Hall's 1992 amount to equalize the Profit Sharing Plan benefits was $9,625, which is reflected in the 1992 All Other Compensation column. A portion of this amount was directed to be invested in Company stock and, while no shares have actually been purchased at this time, such investment would equal 223 shares (on an after-stock split basis).
 (9) Mr. Hurst's 1993 earnings under the All Other Compensation column will include an amount to be earned under the Company's Profit Sharing Plan (see discussion in footnote (5) above). The Company also paid $642 in term life and accidental death and dismemberment insurance premiums in 1993 on behalf of Mr. Hurst.
(10) Mr. Hurst's earnings for 1992 under the Profit Sharing Plan were $5,806, which is reflected in the 1992 All Other Compensation column.
(11) Mr. Lundhagen's 1993 earnings under the All Other Compensation column will include an amount to be earned under the Company's Profit Sharing Plan (see discussion in footnote (5) above). The Company also paid $594 in term life and accidental death and dismemberment insurance premiums on behalf of Mr. Lundhagen.
(12) Mr. Lundhagen's earnings for 1992 under the Profit Sharing Plan were $5,376, which is reflected in the 1992 All Other Compensation column.
(13) Mr. Haun's 1993 earnings under the All Other Compensation column will include an amount to be earned under the Company's Profit Sharing Plan (see discussion in footnote (5) above). The Company also paid $599 in term life and accidental death and dismemberment insurance premiums in 1993 on behalf of Mr. Haun.
(14) Mr. Haun's earnings for 1992 under the Profit Sharing Plan were $5,290, which is reflected in the 1992 All Other Compensation column.

STOCK OPTIONS

- --------------------------------------------------------------------------------
  Information concerning 1993 stock option grants to and exercises by the named executive officers is provided below.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                              POTENTIAL REALIZABLE
                         NUMBER OF                                              VALUE AT ASSUMED
                           SHARES                                            ANNUAL RATES OF STOCK
                         UNDERLYING    % OF TOTAL                            PRICE APPRECIATION FOR
                          OPTIONS    OPTIONS GRANTED  EXERCISE OR                 OPTION TERM
                          GRANTED     TO EMPLOYEES    BASE PRICE  EXPIRATION ----------------------
       NAME              (#)(1)(2)  IN FISCAL YEAR(3)  ($/SH)(2)     DATE      5% ($)     10% ($)
       ----              ---------- ----------------- ----------- ----------   ------   -----------
Charles W. Battey.......     0              0%            N/A        N/A        N/A         N/A
Larry D. Hall...........     0              0%            N/A        N/A        N/A         N/A
Leland L. Hurst.........   2,250          2.03%        $23.0417    5/20/03   $   32,604 $    82,626
E. Wayne Lundhagen......   4,500          4.05%        $23.0417    5/20/03   $   65,209 $   165,251
S. Wesley Haun..........   4,500          4.05%        $23.0417    5/20/03   $   65,209 $   165,251

- --------
(1) Under the terms of the 1988 Incentive Stock Option Plan, the per share option price is the fair market value of the K N Common Stock on the date of grant, and the term of an option is 10 years. The options become exercisable in one-quarter increments over a four year period.
(2) All option shares and exercise prices have been adjusted to reflect the three-for-two stock split which was declared on August 10, 1993 and distributed on October 4, 1993 to common shareholders of record on September 15, 1993.
(3) The total number of options granted to Company employees in 1993 was 111,000.

  The following table sets forth information about option exercises in 1993 by the named executive officers and the value of the remaining options held by each such officer at year-end.

                      AGGREGATED OPTION EXERCISES IN 1993
                           AND YEAR-END OPTION VALUES

                                                        NUMBER OF           VALUE OF
                                                  SECURITIES UNDERLYING    UNEXERCISED
                                                       UNEXERCISED        IN-THE-MONEY
                                                       OPTIONS AT          OPTIONS AT
                         SHARES ACQUIRED  VALUE       YEAR-END (#)        YEAR-END ($)
                           ON EXERCISE   REALIZED     EXERCISABLE/        EXERCISABLE/
       NAME                  (#)(1)        ($)        UNEXERCISABLE     UNEXERCISABLE(2)
       ----              --------------- -------- --------------------- -----------------
Charles W. Battey.......        0           0         27,750/12,000     $305,590/$118,000
Larry D. Hall...........      1,491      $39,219      14,250/12,000     $140,125/$118,000
Leland L. Hurst.........        0           0           750/3,750        $8,000/$22,094
E. Wayne Lundhagen......      6,750      $91,781       5,250/6,000       $62,875/$28,187
S. Wesley Haun..........      3,750       32,781         0/6,750           $0/$36,438

- --------
(1) All option shares and exercise prices have been adjusted to reflect the three-for-two stock split which was declared on August 10, 1993 and distributed on October 4, 1993 to common shareholders of record on September 15, 1993.

(2) Based on the closing price of Company Common Stock on the NYSE composite tape on 12/31/93 which was $25.75.

EXECUTIVE STOCK OWNERSHIP

- --------------------------------------------------------------------------------

  The following table sets forth information about beneficial stock ownership of the named executive officers as well as all executive officers and directors as a group.

                               EXECUTIVE OFFICER
                           BENEFICIAL STOCK OWNERSHIP

                                              AMOUNT AND NATURE OF COMMON STOCK
                                                     BENEFICIALLY OWNED
                                                      AS OF FEBRUARY 1,
            NAME                                      1994(1)(2)(3)(4)
            ----                              ---------------------------------
      Charles W. Battey......................               67,868
      Larry D. Hall..........................               36,401(5)
      Leland L. Hurst........................                4,358
      E. Wayne Lundhagen.....................               22,722
      S. Wesley Haun.........................                6,712
      All executive officers and
       directors as a group..................              401,562

- --------
(1) No executive officer owns any preferred stock of the Company or more than 1 percent of the Company's outstanding Common Stock. All executive officers and directors as a group owned 2.6 percent of the outstanding Common Stock. Respecting share ownership by directors, see "Election of Directors" above. In making the computations required in connection with the preceding statement, with respect to any executive officer who held options to purchase shares of the Common Stock exercisable within 60 days of February 1, 1994, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following executive officers: Mr. Battey, 27,750 shares; Mr. Hall, 14,250 shares; Mr. Hurst 1,500 shares; Mr. Lundhagen 6,000 shares and; Mr. Haun, 1,500 shares.
(2) Does not include shares earned in 1993 under the Company's Profit Sharing Plan which will not be distributed until early March 1994 and are unknown at this time.
(3) Unless otherwise indicated, the executive officers have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the Company's executive officers and their respective spouses, if any.
(4) All shares have been adjusted to reflect the three-for-two stock split which was declared on August 10, 1993 and distributed on October 4, 1993 to common shareholders of record on September 15, 1993.
(5) Includes 139 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power. Does not include shares earned by Mr. Hall under the Executive Benefit Equalization Plan, which is described in footnote (7) to the Summary Compensation Table. While no shares have actually been purchased at this time, the cumulative number of shares attributable thereto is 2,640 (on an after-stock split basis).

PERFORMANCE GRAPH

- --------------------------------------------------------------------------------

  The following Performance Graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Natural Gas Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 30, 1988, and that all dividends were reinvested.

                                                            YEAR ENDING
                                                   -----------------------------
                                                   1988 1989 1990 1991 1992 1993
                                                   ---- ---- ---- ---- ---- ----
K N Energy........................................ 100  146  140  169  187  266
S&P 500........................................... 100  132  128  166  179  197
S&P Natural Gas................................... 100  156  136  118  132  157

PENSION BENEFITS

- --------------------------------------------------------------------------------

  The Company's employees and officers participate in its Retirement Plan and Trust Agreement for Non-Bargaining Employees (the "Pension Plan"). This is a defined benefit plan which is not based upon a participant's final years' compensation. Annual pension benefits at the normal retirement age of 65 are equal to the total of the yearly accrued annuity credits. Prior to January 1, 1989, the yearly annuity credit equaled

1.1 percent of the first $8,400 of compensation and 2.1 percent of compensation in excess of $8,400. Effective January 1, 1989, the yearly annuity credit equals 1.75 percent of the first $19,200 of compensation and 2.1 percent of compensation in excess of $19,200. For purposes of the Pension Plan, compensation excludes bonuses and commissions, and includes overtime and special duty compensation. Assuming continued employment at age 65 at present salaries, the estimated annual pension benefits of the named executive officers are as follows: Mr. Battey, $41,532, Mr. Hall, $123,600, Mr. Hurst, $24,936, Mr. Lundhagen, $56,844, and Mr. Haun, $65,436. These benefits are not subject to any deduction for Social Security benefits or other offset amounts.

SEVERANCE AGREEMENTS

- --------------------------------------------------------------------------------

  The Company has entered into severance agreements with certain key employees, including all of its executive officers except Mr. Battey, effective on or after January 9, 1988. The agreements provide severance benefits if the officer is terminated under certain circumstances within one year following a change in control of the Company. A "change in control" means a change in the majority of the Board of Directors of the Company as a result of (i) a cash tender or exchange offer, merger or other business combination, sale of assets, liquidation, or contested election; (ii) the sale by the Company of all or substantially all of its assets, or (iii) a person or group becoming the beneficial owner of 30% or more of the outstanding voting stock of the Company. Such benefits are provided if, within one year following a change in control, the officer is involuntarily terminated (other than for willful misconduct, gross negligence, death, disability or retirement), or the officer terminates his employment for good reason. "Good reason" means generally a reduction in compensation, downgrading of position or authority, or the requirement to relocate. Upon such termination, the officer would be entitled to receive in a lump sum an amount, subject to withholding tax and employee benefit premiums or similar adjustments, equal to the officer's annual base salary earned at termination (or just prior to the change of control, if the salary is lower at termination), divided by 52, multiplied by 3 times the number of weeks equal to such officer's full and partial years service to the Company; however, the number of weeks' salary to be paid shall not be less than 12 nor greater than
104. Such payments would not be offset by income earned from other sources. In addition, the officer would receive outplacement services and would continue to participate in all applicable medical and life insurance and similar benefit plans for the same number of weeks as his salary, computed as above, or until benefits were available from subsequent employment, whichever first occurs. Within 90 days after an initial two-year term, and within 90 days after each successive two-year term, the Company has the right to terminate, extend or modify the agreements; failure of the Board of Directors to take any action within such 90-day period results in an automatic two-year extension. No severance benefits have been paid to any employee under these agreements.

1994 K N ENERGY, INC. LONG-TERM INCENTIVE PLAN

- --------------------------------------------------------------------------------

  The Board of Directors has recommended for shareholder approval the 1994 K N Energy, Inc. Long-Term Incentive Plan (the "Plan"). The purposes of the Plan are (i) to further the growth and financial success of K N and its subsidiaries by aligning the interests of the Company's shareholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success, and (ii) to increase the flexibility of K N to compensate key employees and to motivate, attract and retain such employees. Reference should be made to Attachment A for a complete statement of the provisions of the Plan which are summarized below. Certain capitalized terms used in this summary have the meanings ascribed to them in the Plan.

  In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered in order to carry out the purposes of the Plan. This authority will permit the Company to keep pace with changing developments in compensation programs and make the Company more competitive with those companies that offer creative incentives to attract and keep employees. The flexibility of the Plan will allow the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The Plan grants the administrators flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant.

SHARES AVAILABLE

  An aggregate of 700,000 shares (subject to adjustment for certain transactions affecting the Common Stock) of Common Stock will be available for awards under the Plan. Shares covered by any stock option, stock appreciation right or other stock award that expire or terminate unexercised or are cancelled or forfeited would again be available for awards under the Plan.

ADMINISTRATION

  The Plan provides for administration by the Compensation Committee of the Board of Directors (the "Compensation Committee"). No member of the Compensation Committee can participate in the Plan. Among the powers granted to the Compensation Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards. The Compensation Committee also has the power to modify or waive restrictions on awards, to amend awards and to grant extensions and accelerate awards.

ELIGIBILITY FOR PARTICIPATION

  Officers and other key employees of the Company and subsidiary companies (in which the Company owns directly or indirectly more than a 50% voting equity interest) are eligible to be selected to participate in the Plan. The selection of participants from eligible persons is within the sole discretion of the Compensation Committee. Directors who are not employees are not eligible to participate in the Plan. Two of the Directors, Mr. Battey and Mr. Hall, are employees and as such are eligible to participate in the Plan. The Company estimates that approximately fifty persons are currently eligible to receive awards under the Plan. No person has yet been selected to received any such award, however.

TYPES OF AWARDS

  The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights, in tandem with stock options or freestanding; (3) stock awards, including restricted stock; and (4) any other stock-based award established by the Committee with terms consistent with the Plan's purposes. Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Awards may be granted individually, in combination, or in tandem as determined by the Committee.

OPTIONS

  Options granted under the Plan may be Incentive Stock Options ("ISOs"), as defined in Section 422 of the Code, or options not qualifying for treatment as ISOs ("Nonstatutory Stock Options"). The Compensation Committee determines the recipients of Options and the terms of the Options, including the number of shares for which an Option is granted, the term of the Option and the time(s) when the Option can be exercised. Conditions respecting the exercise of an Option may, in the discretion of the Compensation Committee, be contained in the Agreement with the participant or in the Compensation Committee's procedures. Each ISO must comply with all the requirements of Section 422 of the Code. The Compensation Committee may in its discretion waive any condition respecting the exercise of any Option and may accelerate the time at which any Option is exercisable.

  The price per share of Common Stock subject to an Option (the "Option Price") shall not be less than the fair market value of Common Stock (generally determined to be the average of the high and low sale price reported in The Wall Street Journal for the New York Stock Exchange--Composite Transactions) on the date of the grant of the Option. As of February 1, 1994, the average of the high and low sale price of a share of Common Stock as reported in The Wall Street Journal for the New York Stock Exchange--Composite Transactions was $24.1875. The Compensation Committee also determines the manner in which the Option Price of an Option may be paid, which may include the tender of cash or securities or the withholding of Common Stock or cash to be received through grants or any other arrangements satisfactory to the Compensation Committee.

  The Plan provides that no ISO shall be exercisable later than 10 years after the date of grant. The Plan, however, does not restrict the term of a Nonstatutory Stock Option.

  Options are not transferable except by will or the laws of descent and distribution.

STOCK APPRECIATION RIGHTS

  In the discretion of the Compensation Committee, Stock Appreciation Rights ("SARs") may be granted separately or in tandem with the grant of an Option. An SAR is a grant entitling the participant to receive an amount in cash or shares of Common Stock or a combination thereof, as the Compensation Committee may determine, having a value equal to (or if the Compensation Committee shall determine at the time of grant, less than) the excess of (i) the fair market value on the date of exercise of the shares of Common Stock with respect to which the SAR is exercised over (ii) the fair market value of such shares on the date of the grant (or over the Option Price, if the SAR is granted in tandem with an Option).

  An SAR granted in tandem with a Nonstatutory Stock Option may be granted either at or after the time of the grant of the Nonstatutory Stock Option. An SAR granted in tandem with an ISO may be granted only at the time of the grant of the ISO. An SAR granted in tandem with an Option terminates and is no longer exercisable upon the termination or exercise of the related Option. Subject to the limitations set forth in the Plan, SARs shall be subject to such terms and conditions as shall be determined from time to time by the Compensation Committee. The Compensation Committee at any time may accelerate the exercisability of any SAR and otherwise waive or amend any conditions to the grant of an SAR.

  SARs are not transferable except by will or the laws of descent and distribution.

RESTRICTED STOCK

  The Plan provides that the Compensation Committee will have discretion to make grants of Restricted Stock. A Restricted Stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Compensation Committee on the date of the grant, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of the grant. Upon (i) the grant of Restricted Stock (or upon payment of the purchase price for Restricted Stock if a purchase price is required) and (ii) recording of the issuance of the Restricted Stock in the stock ledger of the Company, the recipient may have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights. A grant of Restricted Stock will be subject to non-transferability restrictions, Company repurchase and forfeiture provisions and such other conditions (including conditions on voting and dividends) as the Compensation Committee shall impose at the time of grant. Shares of Restricted Stock may not be transferred or otherwise disposed of by a participant except as specifically provided for in the Plan.

  Upon the grant of a Restricted Stock award, the Compensation Committee shall specify the conditions and time periods, if any, under which the restrictions on the shares subject to the grant will lapse. Restrictions may include vesting restrictions based upon matters such as timing, but also could relate to other matters. Subsequent to the lapse of all restrictions on shares of Restricted Stock, such shares shall cease to be Restricted Stock and shall be deemed "vested". The Compensation Committee may in its discretion waive any condition or restriction related to a grant of Restricted Stock or accelerate the date(s) on which a grant of Restricted Stock vests.

  In the event of employment termination for a participant, for any reason, prior to shares of Restricted Stock becoming vested, the Company has the right, in the discretion of the Compensation Committee, to repurchase such shares at their purchase price, or to require forfeiture of such shares if acquired at no cost.

OTHER AWARDS

  In addition to Options, SARs and Restricted Stock, the Plan permits the Compensation Committee to grant awards consisting of any other form of stock-based consideration that the Compensation Committee determines is consistent with the purposes of the Plan. The grant of additional types of awards is subject to the overall limitation on the number of shares of Common Stock (or stock equivalents) that may be granted under the Plan. Pursuant to such authority, the Compensation Committee could grant awards such as restricted units, phantom stock, performance awards, performance units, limited stock appreciation rights, stock acquisition rights, valuation protection rights, or any other type of stock-based award or combination or derivative of various types of awards. The form and terms of any such additional types of awards, as well as the terms and conditions of the grant of any such awards, will be determined by the Compensation Committee and set forth in the agreements entered into with participants and in the Compensation Committee's procedures. Such grants (including grants of Options, SARs and Restricted Stock) may be settled at the discretion of the Compensation Committee in cash, shares of Common Stock or any combination thereof.

  Although the Compensation Committee has not previously granted awards under other Company plans other than stock options, and has no present plans to change from past practice, future circumstances could result in other forms of awards being granted by the Compensation Committee under the Plan.

FEDERAL TAX CONSEQUENCES

  Under the Code, a participant receiving a Nonstatutory Stock Option ordinarily does not realize taxable income upon the grant of the Option. A participant does, however, realize ordinary income upon the exercise of a Nonstatutory Stock Option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the Option Price. The Company is entitled to a Federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant, provided that the Company withholds Federal income tax with respect to the amount of such compensation. Upon the subsequent sale of the shares acquired pursuant to a Nonstatutory Stock Option, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant, although there will be no tax consequences for the Company.

  The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the employment requirements specified in the Code are satisfied, although such exercise may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss, assuming the shares represent a capital asset in the participant's hands.

  The statutory holding period is the later of two years from the date the Option is granted or one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the Option. If the employment and statutory holding period requirements are satisfied, the Company may not claim any Federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the Common Stock received upon exercise. If these requirements are not satisfied, the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of the Common Stock on the date of exercise minus the Option Price, and (ii) the amount realized on disposition minus the Option Price; and any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participants hands. The Company is entitled to a Federal income tax deduction in an amount equal to the ordinary income so realized by the participant.

  Generally, a recipient does not realize taxable income upon the grant of a SAR but realizes ordinary income upon its exercise in an amount equal to the cash received and/or the fair market value of any Common Stock received. The Company is entitled to a Federal income tax deduction in an amount equal to the ordinary income realized by the participant, provided that the Company withholds Federal income tax with respect to the amount of such compensation. Upon the subsequent sale of shares acquired pursuant to a SAR, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant.

  In general, a participant receiving Restricted Stock does not realize taxable income upon the grant of Restricted Stock. A participant will, however, realize ordinary income when the Restricted Stock becomes vested to the extent that the fair market value of the Common Stock on that date exceeds the price, if any, paid for the Restricted Stock or, if no price was paid, to the extent of the fair market value of the Common Stock on that date. However, the participant may elect (within 30 days after the grant of Restricted Stock) to realize ordinary income on the date of the grant to the extent of the fair market value of the Restricted Stock (determined without regard to restrictions on transferability and any substantial risk of forfeiture). If such election is made, the participant will not realize ordinary income when the Restricted Stock becomes vested. In addition, if such an election is made and the Restricted Stock is subsequently forfeited, the participant is not entitled to a deduction but will be allowed a capital loss equal to the excess of the amount paid, if any, for such shares over the amount realized if any, on such forfeiture. Upon a subsequent sale of vested Restricted Stock, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant. The Company is entitled to a Federal income tax deduction in an amount equal to the ordinary income realized by the recipient of the Restricted Stock, provided that the Company withholds Federal income tax with respect to the amount of such compensation. Dividends paid to the participant on Restricted Stock during the restricted period are ordinary compensation income to the participant and deductible as such by the Company.

  If the exercisability of an Option or a SAR, or the elimination of restrictions on Restricted Stock is accelerated, or special cash settlement rights are triggered and exercised, as a result of a Change in Control of the Company, all or a portion of the value of the relevant award at that time may be a "parachute payment" for purposes of determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an "excess parachute payment" pursuant to Section 4999 of the Code. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

  Recent tax legislation limits the Company's tax deduction for all compensation paid to certain executive officers in any one year to $1,000,000. The Company's deductions related to grants under the Plan would be subject to this limitation.

ACCOUNTING TREATMENT AND OTHER MATTERS

  Under present accounting rules, a grant or exercise of an Option with an Option Price not less than the fair market value of the underlying Common Stock does not result in any charge to the Company's earnings (although a change in accounting rules which would require a charge is pending). The mere grant of a SAR does not, at the time of such grant, result in such a charge. After the date of grant, however, outstanding SARs may from time to time give rise to compensation expense to reflect changes in the market price of the Company's Common Stock. Restricted Stock awards will give rise to compensation expense which may vary in amount and timing to reflect changes from time to time in the market price of the Company's Common Stock. Dividend equivalents on Options and SARs will give rise to compensation expense. Dividends on Restricted Stock will give rise to compensation expense while the awards are restricted.

  Rule changes proposed by the Financial Accounting Standards Board and currently pending would change certain aspects of the accounting treatment of awards under the Plan.

  The adoption of the Plan shall not affect any other incentive or compensation plan (including plans providing for the grant of stock options, stock appreciation rights or restricted stock) in effect, or which may at a later date become effective for directors, officers or employees of the Company or its subsidiaries. In addition, the Plan shall not preclude the Company or its subsidiaries from establishing any other form of incentive or other compensation (including stock options, stock appreciation rights or restricted stock awards) for their directors, officers or employees, or from assuming any form of incentives or other compensation of any person or entity in connection with the acquisition of the business or assets of any person or entity.

BOARD RECOMMENDATION

- --------------------------------------------------------------------------------

  The Board of Directors unanimously recommends a vote FOR the Plan.

PRINCIPAL SHAREHOLDERS

- --------------------------------------------------------------------------------

COMMON STOCK

  According to information supplied to the Company by the beneficial owners listed below and, where applicable, the books and records of the Company, the following entities each owned beneficially, as indicated on the dates shown, more than five percent of the 15,154,632 outstanding shares of the Common Stock of the Company on the dates indicated in parentheses below. No other person is known by the Company to be the beneficial owner of more than five percent of the Common Stock.

    NAME AND ADDRESS OF
 BENEFICIAL OWNER AND DATE     AMOUNT AND NATURE OF   PERCENT OF PERCENT OF TOTAL
    INFORMATION PROVIDED      BENEFICIAL OWNERSHIP(1)   CLASS      VOTING POWER
 -------------------------    ----------------------- ---------- ----------------
Employees Retirement Fund
 Trust Profit Sharing Plan
 of
 K N Energy, Inc............         1,371,294(2)        9.05%         8.99%
 P.O. Box 281304
 Lakewood, CO 80228 (2/1/94)
Invesco Funds Group, Inc....         1,226,500(3)        8.09%         8.04%
 7800 E. Union Avenue
 Suite 800
 Denver, CO 80234 (12/31/93)
Prudential Insurance Company
 of America.................         1,192,450(4)        7.87%         7.81%
 Prudential Plaza
 Newark, NJ 07102 (12/31/93)
State Farm Mutual Automobile
 Insurance Company..........           988,965(3)        6.52%         6.48%
 One State Farm Plaza
 Bloomington, IL 61701
 (12/31/93)

- --------
(1) All shares reflect the three-for-two stock split which was declared on August 10, 1993 and distributed on October 4, 1993 to common shareholders of record on September 15, 1993.
(2) The trustees of the Employees Retirement Fund Trust Profit Sharing Plan have sole investment power over such shares and have sole voting power as to shares of Common Stock allocated to participants' accounts as to which such participants do not exercise their power to vote, but are required to vote them in the same proportion as those voted by participants.
(3) The owner listed above states that it has sole investment and voting power over its shares, and that the shares were acquired solely for investment purposes.
(4) The owner listed above states that it has shared investment and voting power over all of the shares, and that the shares were acquired solely for investment purposes.

CLASS A PREFERRED STOCK

  No person is known to be the owner of five percent or more of the 75,000 outstanding shares of Class A Preferred Stock of the Company, including the $8.50 and the $5.00 series.

CLASS B PREFERRED STOCK

  According to the records of the Company, the following insurance companies each owned beneficially, on February 1, 1994, more than five percent of the 28,576 outstanding shares of Class B Preferred Stock of the Company. No other person is known by the Company to be the beneficial owner of five percent or more of the Class B Preferred Stock.

     NAME AND ADDRESS OF      AMOUNT AND NATURE OF   PERCENT OF PERCENT OF TOTAL
       BENEFICIAL OWNER      BENEFICIAL OWNERSHIP(1)   CLASS      VOTING POWER
     -------------------     ----------------------- ---------- ----------------
   Allstate Insurance Co...          21,436            75.01%         .14%
   Allstate Plaza
   Northbrook, IL 60061
   Century Life of America.           1,904             6.67%         .01%
   Heritage Way
   Waverly, VA 50677
   Volunteer State Life               5,236            18.32%         .03%
   Insurance Co............
   P.O. Box 1615
   Warren, NJ 07061-1615

- --------
(1) The owners of the shares set forth above have, to the best knowledge of the Company, sole voting and sole investment power over those shares.

INDEPENDENT PUBLIC ACCOUNTANTS

- --------------------------------------------------------------------------------

  Arthur Andersen & Co. has acted as independent public accountants for the Company continuously since 1940. A representative of Arthur Andersen & Co. will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

  Arthur Andersen & Co. was recommended by the Audit Committee to perform the audit function for 1993, and that recommendation was approved by the Board of Directors. No independent public accountant has yet been recommended to perform the audit function for 1994. The Audit Committee normally makes such a recommendation at the regular Board of Directors meeting in November.

COST AND METHOD OF PROXY SOLICITATION

- --------------------------------------------------------------------------------

  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting, the enclosed form of Proxy, the Chairman's Letter, and any additional material relating to the meeting which may be furnished to shareholders by the Board of Directors subsequent to the furnishing of this Proxy Statement, has been or is to be borne by the Company.

  In addition to the solicitation of Proxies by use of the mails, the Company may utilize the services of some of its directors and administrative office personnel (who will receive no compensation therefor in addition to their regular salaries) to solicit Proxies personally, by telephone or telegraph from brokerage houses and other shareholders. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the Proxy materials to those persons for whom they hold such shares. The Company has also retained D. F. King & Company, Inc. to aid in the solicitation at an estimated cost of $7,500 plus reasonable out-of-pocket expenses.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

- --------------------------------------------------------------------------------

  Pursuant to Securities and Exchange Commission regulations, any proposal which a shareholder intends to present to the 1995 annual meeting must be received by October 27, 1994, at the Company's principal executive offices in order to be included in the Proxy Statement and the form of Proxy for that meeting.

  The Company's By-laws establish an advance notice procedure with regard to certain matters to be brought before the annual meeting of shareholders. In general, written notice must be received by the Secretary of the Company at its principal executive offices not less than forty days prior to the meeting and must contain certain specified information concerning the matters to be brought before the meeting as well as the shareholder submitting the proposal. A copy of the applicable By-law provisions may be obtained, without charge, upon request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement. The annual shareholders meeting is customarily held in late March.

OTHER MATTERS

- --------------------------------------------------------------------------------

  The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any other items of business at the annual meeting. However, if other matters are properly presented for a vote, Proxies will be voted upon such matters in accordance with the judgment of the Proxyholders.

                                          By Order of the Board of Directors

                                          William S. Garner, Jr.
                                               Secretary

                                  ATTACHMENT A

                 1994 K N ENERGY, INC. LONG-TERM INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSE

  1.01 Purpose. The purpose of the 1994 K N Energy, Inc. Long-Term Incentive Plan (the "Plan") is to further the growth and financial success of K N Energy, Inc., a Kansas corporation (the "Company") and its Subsidiaries by aligning the personal interests of key employees, through the ownership of shares of the Company's Common Stock and through other incentives, to those of the Company's shareholders. The Plan is further intended to provide flexibility to the Company in its ability to compensate key employees and to motivate, attract and retain the services of such key employees. The Plan permits the granting of Options, Stock Appreciation Rights, Restricted Stock and other Stock-based Awards.

                                   ARTICLE II

                                  DEFINITIONS

  2.01 Agreement. Agreement shall mean the agreement as described in Section
4.04 of the Plan between the Company and the Participant under which such Participant receives an Award pursuant to this Plan.

  2.02 Award. Award shall mean an incentive award granted under the Plan, whether in the form of Options, Stock Appreciation Rights, Restricted Stock or any other form of Stock-Based consideration (which may provide for settlement in shares of Stock, cash and/or a combination thereof) determined by the Committee to be consistent with the purposes of the Plan, including but not limited to, restricted units, phantom stock, performance awards, performance units, performance shares, stock appreciation shares, stock acquisition rights, valuation protection rights or any other type of stock-based award or combination or derivative of various types of awards.

  2.03 Board of Directors. Board or Board of Directors shall mean the Board of Directors of the Company.

  2.04 Code. Code shall mean the Internal Revenue Code of 1986, as amended, unless otherwise specifically provided herein.

  2.05 Committee. Committee shall mean the Compensation Committee of the Board. No member of the Committee, during the one year prior to such membership or during such membership, shall be granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its Subsidiaries, except as permitted by Rule 16b-3 as promulgated under the Exchange Act.

  2.06 Company. Company shall mean K N Energy, Inc., a Kansas corporation, and any successor thereof.

  2.07 Effective Date. Effective Date shall have the meaning assigned to such term in Section 14.01 hereof.

  2.08 Exchange Act. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

  2.09 Fair Market Value. Fair Market Value of the Stock shall mean the average of the high and low sale price at which Stock is traded on any given date, or if no Stock is traded on such date, the most recent prior date on which Stock was traded, as reported in The Wall Street Journal for the New York Stock Exchange-Composite Transactions.

  2.10 Incentive Stock Option. Incentive Stock Option shall have the meaning given to it by Section 422(b) of the Code and as further defined in Article VI hereof.

  2.11 Nonstatutory Stock Option. Nonstatutory Stock Option shall mean any Option granted by the Company pursuant to this Plan which is not an Incentive Stock Option.

  2.12 Option. Option shall mean an option granted by the Company to purchase Stock pursuant to the provisions of this Plan and the Agreement executed pursuant hereto.

  2.13 Option Price. Option Price shall mean the price per share of Stock purchasable under an Option. The Option Price shall not be less than the Fair Market Value on the date of grant.

  2.14 Participant. Participant shall mean an employee or former employee of the Company or one of its Subsidiaries who has received an Award granted by the Committee hereunder.

  2.15 Restricted Stock Awards. A Restricted Stock Award shall mean a grant made by the Committee entitling the Participant to acquire, either at no cost or for a purchase price determined by the Committee at the time of grant, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock").

  2.16 Stock. Stock shall mean common stock, par value $5.00 per share, of the Company.

  2.17 Stock Appreciation Rights. A Stock Appreciation Right shall mean a grant entitling the Participant to receive an amount in cash, or shares of Stock, or a combination thereof, having a value equal to (or if the Committee shall so determine at the time of grant, less than) the excess of the fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the Option Price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having sole discretion to determine the form for payment. A Stock Appreciation Right is further defined in Article VII hereof.

  2.18 Subsidiary. Subsidiary shall have the same meaning as defined in Section 424 of the Code.

                                  ARTICLE III

                                 PARTICIPATION

  3.01 Participation. Subject to the provisions of the Plan, the Committee may grant Awards under this Plan to any officer or other key employee of the Company or a Subsidiary who, in its sole discretion, is expected to contribute to its success. Awards may be granted to the same individual on more than one occasion.

                                   ARTICLE IV

                           SHARE SUBJECT TO THE PLAN

  4.01 Limitations.

  (A) Subject to adjustments pursuant to the provisions of Section 4.03 hereof, the number of shares of Stock or Stock equivalents which may be granted to Participants under all forms of Awards shall not exceed 700,000 shares. These shares may consist in whole or in part of authorized and unissued Stock or Treasury Stock.

  (B) For purposes of this Section 4.01, the shares of Stock that shall be counted toward such limitation shall include all Stock:

    (1) issued or issuable pursuant to Options that have been or may be exercised;

    (2) subject to Stock Appreciation Rights that have been or may be exercised (other than Stock Appreciation Rights granted in tandem with outstanding Options);

    (3) issued as, or subject to issuance as, Restricted Stock;

    (4) used to calculate payments of dividends and dividend equivalents in conjunction with any outstanding Awards; and

    (5) to the extent that an Award is settled in cash or any form other than in Stock, the appropriate shares of Stock represented by such settlement of the Awards, as determined by the Committee.

  4.02 Availability of Shares Once Issued Under Plan. Once grants of Awards have lapsed, terminated or are forfeited, the Committee shall have the sole discretion to issue a new grant to any Participant, covering the number of shares to which such lapsed, terminated or forfeited grant related; provided, however, that the Participant has received no monetary benefits of ownership therefrom, such as dividends.

  4.03 Anti-Dilution Adjustments. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of share or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, the Committee shall make such corresponding adjustment, if any, as is appropriate, adjusting the number and kind of shares which may be granted under the Plan, the maximum number and kind of shares which may be granted to any one eligible Participant, and the number, the Option Price, and the kind of shares or property subject to each outstanding grant.

  4.04 Grants and Agreements. Each grant of an Award under this Plan shall be evidenced by a written Agreement dated as of the date of the grant and executed by the Company and the Participant. This Agreement shall set forth the terms and conditions of such Award, as may be determined by the Committee consistent with this Plan, and if such Agreement related to the grant of an Option, shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

                                   ARTICLE V

                                    OPTIONS

  5.01 Option Exercise. Subject to Federal and state statutes then applicable, the terms and procedures by which an Option may be exercised shall be set forth in the Participant's Agreement or in procedures established by the Committee; provided, however, that no Option shall be exercisable later than ten (10) years (or five (5) years as required by Section 422(b)(6) of the Code) after date granted if an Incentive Stock Option. The Committee may permit payment of the Option Price to be made through the tender of cash or securities, the withholding of Stock or cash to be received through Awards, or any other arrangement satisfactory to the Committee.

  5.02 Nonstatutory Stock Options. The Committee may grant Nonstatutory Stock Options under this Plan. Such Nonstatutory Stock Options must comply with all requirements of this Plan except for those contained in Article VI, Article VII, and Article VIII hereof.

  5.03 Vesting of Options. The Agreement shall specify the date or dates on which the Participant may begin to exercise all or a portion of his Option. Notwithstanding the terms of any Agreement, the Committee may, at any time, accelerate such date or dates and otherwise waive or amend any conditions of the Option; provided, however, that with respect to an Incentive Stock Option, the Committee shall not take any action which would constitute a modification, extension or renewal (within the meaning of Section 424(h) of the Code) of such Incentive Stock Option.

                                   ARTICLE VI

                            INCENTIVE STOCK OPTIONS

  6.01 General. All Incentive Stock Options shall comply with all the restrictions and limitations set forth in Section 422 of the Code and this Plan. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Incentive Stock Option is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

                                  ARTICLE VII

                           STOCK APPRECIATION RIGHTS

  7.01 Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Participants by the Committee in tandem with, or independently of, any Option granted pursuant to Article V or Article VI of this Plan. In the case of a Stock Appreciation Right granted in tandem with a Nonstatutory Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Nonstatutory Stock Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

  A Stock Appreciation Right, or the applicable portion thereof granted in tandem with an Option, shall terminate and no longer be exercisable upon the termination or exercise of the related Option. However, if a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Option, such Stock Appreciation Right shall terminate only if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by such Stock Appreciation Right.

  7.02 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee and embodied in the Agreements and in procedures established by the Committee. The Committee may, at any time, accelerate the exercisability of any Stock Appreciation Right and otherwise waive or amend any conditions of the grant of a Stock Appreciation Right; provided, however, that with respect to any Stock Appreciation Right granted in tandem of an Incentive Stock Option, the Committee shall not take any action which would constitute a modification, extension or renewal (within the meaning of Section 424(h) of the Code) of such Incentive Stock Option.

                                  ARTICLE VIII

                            RESTRICTED STOCK AWARDS

  8.01 Agreement. If the purchase of Restricted Stock is required by the Agreement, a Participant who is granted a Restricted Stock Award shall have rights with respect to such grant provided the Participant shall have accepted the grant within sixty (60) days (or such shorter date as the Committee may specify) following the date of the grant, by making payment to the Company by certified bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the grant and by executing and delivering to the Company an Agreement in such form as the Committee shall determine.

  8.02 Rights as a Shareholder. After the issuance of the Restricted Stock has been recorded in the stock ledger of the Company and

    (A) upon complying with Section 8.01 above, if the purchase of Restricted Stock is required by the Agreement; or

    (b) immediately, if no purchase of Restricted Stock is required by the Agreement,

a Participant shall have all the rights of a shareholder with respect to such Restricted Stock including voting and dividend rights, subject to non-transferability restrictions and Company purchase or forfeiture rights described in this Section and Section 8.03, and subject to such other conditions (including but not limited to, any conditions on voting and dividend rights) as are contained in the Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in
Section 8.04 below and the Agreement.

  8.03 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein. Restrictions on shares of Restricted Stock shall be set forth in an Agreement and may include such vesting restrictions as the Committee shall determine, including but not limited to, restrictions related to timing, profitability of the Company, and growth of the share price. In the event of a Participant's termination of employment with the Company and its Subsidiaries for any reason (including death) prior to the date shares of Restricted Stock awarded to such Participant become vested, the Company shall have the right, at the discretion of the Committee, to repurchase such shares at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from such Participant or the Participant's legal representative.

  8.04 Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the restrictions imposed upon the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the grant. A Participant may transfer or dispose of any Restricted Stock that has vested, subject to any Federal and state laws then applicable, specifically securities laws.

                                   ARTICLE IX

                               STOCK CERTIFICATES

  9.01 Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

    (A) the admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

    (B) the completion of any registration or other qualification of such shares under any Federal or state law, under the rules or regulations of the Securities and Exchange Commission, or under any other governmental regulatory agency which the Committee shall in its sole discretion determine to be necessary or advisable;

    (C) the obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

    (D) the lapse of such reasonable period of time following the exercise of the grant as the Committee from time to time may establish for reasons of administrative convenience.

    If these conditions are not satisfied the employee may lose his rights to such Stock as determined by the Committee.

  Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonstatutory Stock Option.

                                   ARTICLE X

                                   DIVIDENDS

  10.01 Dividends. At the time of each grant of an Award (other than an Option Stock Appreciation Right or Restricted Stock) the Committee may, in it sole discretion, determine whether the grant shall provide a dividend or a dividend equivalent and the terms and conditions under which any such dividend or dividend equivalent is to be provided, including but not limited to, permitting or requiring immediate payment, deferral or investment of dividends or dividend equivalents.

                                   ARTICLE XI

                              PLAN ADMINISTRATION

  11.01 Plan Administration. The Plan and all Agreements shall be administered, and all grants under this Plan shall be awarded, by the Committee. The Committee shall have full authority and absolute sole discretion to:

    (A) determine, consistent with provisions of the Plan, which of the employees shall be granted Awards; the form and terms of such Awards; the timing of such grants; the number of shares subject to each Award and the Option Price of Stock covered by each Option (if applicable); and the period over which the Awards shall become and remain exercisable (if applicable);

    (B) construe and interpret the Plan and any Agreement or instrument entered into under the Plan;

    (C) determine the terms and provisions of each respective Agreement, which need not be identical;

    (D) make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan; and

    (E) adopt, alter, and repeal such rules, guidelines, and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any grant (including related Agreements); to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

  11.02 Decisions Binding. All determinations and decisions by the Committee pursuant to the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and beneficiaries.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

  12.01 Applicable Law. To the extent not preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Colorado.

  12.02 Expenses. The cost of Awards and the expenses of administering the Plan shall be borne by the Company.

  12.03 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

  12.04 Headings Not Part of Plan. Headings of Articles and Sections are inserted for convenience of reference only.

  12.05 Indemnification. No member of the Board of Directors or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any Agreement issued pursuant to this Plan or any grants under it. Each member of the Board of Directors and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes gross negligence or willful misconduct.

  12.06 Limitation of Rights. Neither the adoption and maintenance of the Plan or any Agreement nor anything contained herein shall, with respect to any Participant, be deemed to:

    (A) limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment; or

    (B) create any contract or other right or interest under the Plan other than as specifically provided in the Plan and an Agreement.

  12.07 Nontransferability. An Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. During the lifetime of the Participant, such Award shall be exercisable or perfected only by the Participant or his guardian or legal representative in accordance with the terms of this Plan and the Agreement.

  12.08 Other Compensation Plans. The adoption of the Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from:

    (A) establishing any other forms of incentive or other compensation for directors, officers or employees of the Company or its Subsidiaries; or

    (B) assuming any forms of incentive or other compensation of any person or entity in connection with the acquisition or the business or assets, in whole or in part, of any person or entity.

  12.09 Plan Binding on Successors. This Plan shall be binding upon the successors of the Company.

  12.10 Tax Withholding. Each Participant shall, no later than the date as of which the value of a grant or of any Stock or other amount received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or Stock, the withholding of Stock or cash to be received through Awards or any other arrangement satisfactory to the Committee. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

  12.11 Securities Laws. Notwithstanding anything to the contrary expressed in the Plan, any provisions that vary from or conflict with any applicable Federal or state securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws. Without limiting the generality of the foregoing, it is the intention of the Company that the Plan shall comply in all respect with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with
Section 16 of the Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the Contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

  12.12 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as though the illegal or invalid provision had not been included.

  12.13 Unfunded Status of the Plan. The Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

  12.14 Fractional Shares. No Option may at any time be exercised with respect to a fractional share. In the event shares of Stock are issued pursuant to exercise of a Stock Appreciation Right, no fractional shares shall be issued; however, a fractional Stock Appreciation Right may be exercised for cash.

                                  ARTICLE XIII

                               CHANGE OF CONTROL

  13.01 Change in Control. In the event of a Change in Control of the Company, all Awards granted under the Plan that are still outstanding and not yet exercisable or are subject to restrictions, shall, unless otherwise provided for in the related Agreements, become immediately exercisable, and all restrictions shall be removed, as of the first date that the Change in Control has been deemed to have occurred, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Agreements.

  For purposes of this Section 13.01, a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following shall have been satisfied:

    (A) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

    (B) during any period of two consecutive years (not including any period prior to the Effective Date of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph
  (A), (B) or (C) of this Section 13.01) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of a least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

    (C) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger in which no "person" (as defined above) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

    (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

                                  ARTICLE XIV

                EFFECTIVE DATE AND PLAN AMENDMENTS, TERMINATION

  14.01 Effective Date. This Plan shall become effective upon the approval of the shareholders. The date of such approval is herein call the "Effective Date". All Awards granted under the Plan shall be granted on or before the tenth anniversary of the Effective Date.

  14.02 Termination, Amendment and Modification of Plan. The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board of Directors shall be taken without approval of the Company's shareholders if such approval is required to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code, or any successor provision.

                               (K N ENERGY LOGO)

                 PROXY FOR SHAREHOLDERS MEETING MARCH 24, 1994

The undersigned hereby appoints Charles W. Battey, Larry D. Hall and William S. Garner, Jr. and each of them proxies (to act by majority decision if more than one shall act), with full power of substitution, to vote all shares of stock of K N Energy, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the Rocky Room of the Company's corporate headquarters located at 370 Van Gordon Street, Lakewood, Colorado on March 24, 1994 at 10 a.m., Mountain Time, and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon other business that my properly come before the meeting or any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the Notice of said meeting and Proxy Statement is hereby acknowledged. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND A VOTE "FOR" THE ADOPTION OF THE PROPOSAL.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE HEREOF AND "FOR" PROPOSAL NUMBER 2 SO LISTED.

Please mark your proxy, date, sign, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                                                          OVER

                                     PROXY
1. Election of Class I Directors  David W. Burkholder  Jordan L. Haines
                                              William J. Hybl
[_] FOR all nominees listed  [_] WITHHOLD AUTHORITY to vote for all nominees listed
               (To withhold authority to vote for any individual
                nominee, strike a line through his name above)

2. Adoption of 1994 K N Energy, Inc. Long-Term Incentive Plan
                [_] For       [_]  Against      [_]  Abstain

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON, When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.


- ------------------------  --------------  ----------------------  -------------
      Signature(s)             Date             Signature(s)           Date